                                                                    EXHIBIT 10.6

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                          LOAN AND SECURITY AGREEMENT
================================================================================

                                                               CONTENTS
         1.       ACCOUNTING AND OTHER TERMS ........................................................    1

         2.       LOAN AND TERMS OF PAYMENT .........................................................    1

                  2.1      Credit Extensions ........................................................    1

                           2.1.1    Revolving Advances ..............................................    1

                           2.1.2    Term Loan Advances ..............................................    2

                           2.1.3    Letters of Credit ...............................................    3

                  2.2      Overadvances .............................................................    3

                  2.3      Interest Rates, Payments .................................................    3

                  2.4      Fees .....................................................................    4

         3.       CONDITIONS OF LOANS ...............................................................    4

                  3.1      Conditions Precedent to Initial Credit Extension .........................    4

                  3.2      Conditions Precedent to all Credit Extensions ............................    4

         4.       CREATION OF SECURITY INTEREST .....................................................    5

                  4.1      Grant of Security Interest ...............................................    5

         5.       REPRESENTATIONS AND WARRANTIES ....................................................    5

                  5.1      Due Organization and Authorization .......................................    5

                  5.2      Collateral ...............................................................    5

                  5.3      Litigation ...............................................................    6

                  5.4      No Material Adverse Change in Financial Statements .......................    6

                  5.5      Solvency .................................................................    6

                  5.6      Regulatory Compliance ....................................................    6

                  5.7      Subsidiaries .............................................................    6

                  5.8      Full Disclosure ..........................................................    7

         6.       AFFIRMATIVE COVENANTS .............................................................    7

                  6.1      Government Compliance ....................................................    7

                  6.2      Financial Statements, Reports, Certificates ..............................    7

                  6.3      Inventory; Returns .......................................................    8

                  6.4      Taxes ....................................................................    8

                  6.5      Insurance ................................................................    8

                  6.6      Primary Accounts .........................................................    8

                  6.7      Financial Covenants ......................................................    9

                  6.8      Further Assurances .......................................................    9

         7.       NEGATIVE COVENANTS ................................................................    9

                  7.1      Dispositions .............................................................    9

                  7.2      Changes in Business, Ownership, Management or Business Locations .........   10

                  7.3      Mergers or Acquisitions ..................................................   10

                  7.4      Indebtedness .............................................................   10

                  7.5      Encumbrance ..............................................................   11

                  7.6      Distributions; Investments ...............................................   11

                  7.7      Transactions with Affiliates .............................................   11

                  7.8      Subordinated Debt ........................................................   11

                  7.9      Compliance ...............................................................   11

         8.       EVENTS OF DEFAULT .................................................................   11

                  8.1      Payment Default ..........................................................   11

                  8.2      Covenant Default .........................................................   12

                  8.3      Material Adverse Change ..................................................   12

                  8.4      Attachment ...............................................................   12

                  8.5      Insolvency ...............................................................   12

                  8.6      Other Agreements .........................................................   13

                  8.7      Judgments ................................................................   13

                  8.6      Misrepresentations .......................................................   13

         9.       BANK'S RIGHTS AND REMEDIES ........................................................   13

                  9.1      Rights and Remedies ......................................................   13

                  9.2      Power of Attorney ........................................................   14

                  9.3      Accounts Collection ......................................................   14

                  9.4      Bank Expenses ............................................................   14

                  9.5      Bank's Liability for Collateral ..........................................   15

                  9.6      Remedies Cumulative ......................................................   15

                  9.7      Demand Waiver ............................................................   15

         10.      NOTICES ...........................................................................   15

         11.      CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER ........................................   15

         12.      GENERAL PROVISIONS ................................................................   16

                  12.1     Successors and Assigns ...................................................   16

                  12.2     Indemnification ..........................................................   16

                  12.3     Time of Essence ..........................................................   16

                  12.4     Severability of Provision ................................................   16

                  12.5     Amendments in Writing, Integration .......................................   16

                  12.6     Counterparts .............................................................   16

                  12.7     Survival .................................................................   16

                  12.8     Confidentiality ..........................................................   17

         13.      DEFINITIONS .......................................................................   17

                  13.1     Definitions ..............................................................   17

                                      -iv

     This LOAN AND SECURITY AGREEMENT dated _____________, between SILICON VALLEY BANK ("Bank"), whose address is 3003 Tasman Drive, Santa Clara, California 95054 with a loan production office located 915 - 118th Avenue S.E., Suite 250, Bellevue, WA 98005 and ONYX SOFTWARE CORPORATION ("Borrower"), whose address is 330 120th Avenue NE, Bellevue, Washington 98005, provides the terms on which Bank will lend to Borrower and Borrower will repay Bank. The parties agree as follows:

1.   ACCOUNTING AND OTHER TERMS

     Accounting terms not defined in this Agreement will be construed following GAAP Calculations and determinations must be made following GAAP. The term "financial statements" includes the notes and schedules. The terms "including" and includes" always mean "including (or includes) without limitation," in this or any Loan Document. This Agreement shall be construed to impart upon Bank a duty to act reasonably at all times.

2.   LOAN AND TERMS OF PAYMENT

     2.1   CREDIT EXTENSIONS

     Borrower will pay Bank the unpaid principal amount of all Credit Extensions and interest on the unpaid principal amount of the Credit Extensions.

          2.1.1    REVOLVING ADVANCES

          (a) Bank will make Advances not exceeding (i) the lesser of (A) the Committed Revolving Line or (B) the Borrowing Base, whichever is less, minus
(ii) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit). Advances of up to $1,000,000 outstanding in the aggregate may be made without regard to any limitation under the Borrowing Base. However, if Borrower requests Advances beyond $1,000,000 in the aggregate, total Advances may not exceed 25% of eligible accounts receivable until the initial accounts receivable audit has been performed. Once an accounts receivable audit has been completed that is deemed satisfactory to the Bank, if the total outstanding Advances exceed $1,000,000, the entire amount must comply with the Borrowing Based limitation set forth above. Amounts borrowed under this Section may be repaid and reborrowed during the term of this Agreement.

          (b) To obtain an Advance, Borrower must notify Bank by facsimile or telephone by 3:00 p.m. Pacific time on the Business Day the Advance is to be made. Borrower must promptly confirm the notification by delivering to Bank the Payment/Advance Form attached as Exhibit B. Bank will credit Advances to

Borrower's deposit account. Bank may make Advances under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Advances are necessary to meet Obligations which have become due. Bank may rely on any telephone notice given by a person whom Bank believes is a Responsible Officer or designee. Borrower will indemnify Bank for any loss Bank suffers due to reliance.

          (c) The Committed Revolving Line terminates on the Revolving Maturity Date, when all Advances and other amounts due under this Agreement are immediately payable.

          2.1.2   TERM LOAN ADVANCES

          (a)     Bank will make Term Loan Advances not exceeding the lesser of
(i) the Committed Term Loan, or (ii) the Term Loan Borrowing Base, whichever is less. Amounts borrowed under this Section may not be repaid and reborrowed during the term of this Agreement.

          (b) To obtain a Term Loan Advance, Borrower must notify Bank by facsimile or telephone by 3:00 p.m. Pacific time on the Business Day the Term Loan Advance is to be made. Borrower must promptly confirm the notification by delivering to Bank the Payment/Advance Form attached as Exhibit B, along with copies of appropriate equipment Invoices. Bank will credit Term Loan Advances to Borrower's deposit account. Bank may make Term Loan Advances under this Agreement based on Instructions from a Responsible Officer or his or her designee or without instructions if the Term Loan Advances are necessary to meet Obligations which have become due. Bank may rely on any telephone notice given by a person whom Bank believes is a Responsible Officer or designee. Borrower will indemnify Bank for any loss Bank suffers due to reliance.

          (c) Bank shall make Term Loan Advances under the Committed Term Loan, in accordance with the conditions described above, during the twelve month period beginning with the date of this Agreement, and ending on that date which is twelve months thereafter (the "Advance Period"). During the Advance Period, interest shall be paid monthly, in arrears, on the first day of each month. At the end of the Advance Period, the Committed Term Line shall convert to a fully amortizing term loan, with thirty-six (36) equal monthly payments of principal, plus interest. The first monthly payment of principal and interest shall be due and payable on the first day of the first full month following the end of the Advance Period. The final payment of all outstanding principal, plus any accrued but unpaid interest, shall be due on the first day of that month which is thirty-six (36) months from the end of the Advance Period (the "Term Loan Maturity Date").

          2.1.3   LETTERS OF CREDIT

     Bank will issue or have issued Letters of Credit for Borrower's account not exceeding (i) the lesser of the Committed Revolving Line or the Borrowing Base minus (ii) the outstanding principal balance of the Advances; however, the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) may not exceed $8,000,000. Each Letter of Credit will have an expiry date of no later than 180 days after the Revolving Maturity Date, but Borrower's reimbursement obligation will be secured by cash on terms acceptable to Bank at any time after the Revolving Maturity Date if the term of this Agreement is not extended by Bank.

     2.2  OVERADVANCES

     If Borrower's Obligations under Section 2.1.1, and 2.1.3 exceed the lesser of either (i) the Committed Revolving Line or (ii) the Borrowing Base, Borrower must immediately pay Bank the excess. In addition, if Borrower's Obligations under Sections 2.1.1 and 2.1.3 exceed $1,000,000, and the Borrowing Base does not support Advances in excess of $1,000,000, Borrower must immediately pay Bank the excess.

     2.3  INTEREST RATES, PAYMENTS

     (a) Committed Revolving Line Interest Rate. Advances accrue interest on the outstanding principal balance at a per annum rate of (i) the Prime Rate, or
(ii) a rate equal to the LIBOR Rate, based on a 30-, 60- or 90-day LIBOR interest period, plus 2.00% per annum, all as set forth in the LIBOR Supplement to Agreement of even date herewith. Borrower may elect between (i) or (ii) above at its own discretion. After an Event of Default, Obligations accrue interest at 5 percent above the rate effective immediately before the Event of Default. The interest rate shall increase or decrease when the Prime Rate or LIBOR Rate changes. Interest is computed on a 360-day year for the actual number of days elapsed.

     (b) Committed Term Loan Interest Rate. Term Loan Advances accrue interest on the outstanding principal balance at a per annum rate of 0.25% percentage points above the Prime Rate. After an Event of Default, Obligations accrue interest at 5 percent above the rate effective immediately before the Event of Default. The interest rate increases or decreases when the Prime Rate changes. Interest is computed on a 360-day year for the actual number of days elapsed.

     (c) Payments. Interest due on the Committed Revolving Line and the Committed Term Loan is payable on the first day of each month. Bank may debit any of Borrower's deposit accounts including Account Number _______ for principal and interest payments or any amounts Borrower owes Bank. Bank will notify Borrower when it debits Borrower's accounts. These debits are not a set-off. Payments received after 12:00 noon Pacific time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest accrue.

     2.4  FEES

     Borrower will pay:

          (a) Committed Revolving Line Facility Fee. A fully earned, non-refundable Facility Fee of $2,500 due on the Closing Date, plus a fee of 0.20% per annum on the unused portion of the facility, paid quarterly in arrears.

          (b) Committed Term Loan Facility Fee. A fully earned non-refundable Facility Fee of, at Borrower's discretion, (i) 0.30 % of the Committed Term Line, payable at closing, or (ii) 0.50% per annum of the unused portion of the facility during the Advance Period, paid quarterly in arrears.

          (c) Bank Expenses. All Bank Expenses (including reasonable attorneys' fees and expenses) incurred through and after the date of this Agreement, are payable when due.

3.   CONDITIONS OF LOANS

     3.1  CONDITIONS PRECEDENT TO INITIAL CREDIT EXTENSION

     Bank's obligation to make the initial Credit Extension is subject to the condition precedent that it receive the agreements, documents and fees it requires.

     3.2  CONDITIONS PRECEDENT TO ALL CREDIT EXTENSIONS

     Bank's obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following:

          (a) timely receipt of any Payment/Advance Form; and

          (b) the representations and warranties in Section 5 must be materially true on the date of the Payment/Advance Form and on the effective date of each Credit Extension and no Event of Default may have occurred and be continuing, or result from the Credit Extension. Each Credit Extension is Borrower's representation and warranty on that date that the representations and warranties of Section 5 remain true.

4.   CREATION OF SECURITY INTEREST

     4.1  GRANT OF SECURITY INTEREST

     Borrower grants Bank a continuing security interest in all presently existing and later acquired Collateral to secure all Obligations and performance of each of Borrower's duties under the Loan Documents. Except for Permitted Liens, any security interest will be a first priority security interest in the Collateral. Bank may place a "hold" on any deposit account pledged as Collateral. Borrower does not grant Bank a security interest in, or lien on, any assets except the Collateral. Borrower agrees not to grant a security interest in those assets that are not part of the Collateral to any Person so long as this Agreement, as amended or modified, remains in effect.

5.   REPRESENTATIONS AND WARRANTIES

     Borrower represents and warrants as follows:

     5.1  DUE ORGANIZATION AND AUTHORIZATION

     Borrower and each Subsidiary is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified.

     The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower's formation documents, nor constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which or by which it is bound in which the default could cause a Material Adverse Change.

     5.2  COLLATERAL

     Borrower has good title to the Collateral, free of Liens except Permitted Liens. The Accounts are bona fide, existing obligations, and the service or property has been performed or delivered to the account debtor or its agent for immediate shipment to and unconditional acceptance by the account debtor. Borrower has no notice of any actual or imminent Insolvency Proceeding of any account debtor whose accounts are an Eligible Account in any Borrowing Base Certificate. All inventory is in all material respects of good and marketable quality, free from material defects.

     5.3  LITIGATION

     Except as shown in the Schedule, there are no actions or proceedings pending or, to Borrower's knowledge, threatened by or against Borrower or any Subsidiary in which an adverse decision could cause a Material Adverse Change.

     5.4  NO MATERIAL ADVERSE CHANGE IN FINANCIAL STATEMENTS

     All consolidated financial statements for Borrower, and any Subsidiary, delivered to Bank fairly present in all material respects Borrower's consolidated financial condition and Borrower's consolidated results of operations. There has not been any material deterioration in Borrower's consolidated financial condition since the date of the most recent financial statements submitted to Bank.

     5.5  SOLVENCY

     The fair salable value of Borrower's assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; Borrower is not left with unreasonably small capital after the transactions in this Agreement and Borrower is able to pay its debts (including trade debts) as they mature.

     5.6  REGULATORY COMPLIANCE

     Borrower is not an "investment company" or a company "controlled" by an "investment company" under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations G, T and U of the Federal Reserve Board of Governors). Borrower has complied with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which could cause a Material Adverse Change. None of Borrower's or any Subsidiary's properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all taxes, except those being contested in good faith with adequate reserves under GAAP. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted.

     5.7  SUBSIDIARIES

     Borrower does not own any stock, partnership interest or other equity securities except for Permitted Investments.

     5.8  FULL DISCLOSURE

     No representation, warranty or other statement of Borrower in any certificate or written statement given to Bank contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading.

6.   AFFIRMATIVE COVENANTS

     Borrower will do all of the following:

     6.1  GOVERNMENT COMPLIANCE

     Borrower will maintain its and all Subsidiaries' legal existence and good standing in its jurisdiction of formation and maintain qualification in each jurisdiction in which the failure to so qualify could have a material adverse effect on Borrower's business or operations. Borrower will comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could have a material adverse effect on Borrower's business or operations or cause a Material Adverse Change.

     6.2  FINANCIAL STATEMENTS, REPORTS, CERTIFICATES

     (a) Borrower will deliver to Bank: (i) as soon as available, but no later than 30 days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during the period, in a form and certified by a Responsible Officer acceptable to Bank; (ii) as soon as available, but no later than 90 days after the last day of Borrower's fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm acceptable to Bank; (iii) a prompt report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of $100,000 or more; and (iv) budgets, sales projections, operating plans or other financial information Bank requests.

     (b) Within 20 days after the last day of each month, Borrower will deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in the form of Exhibit C with aged listings of accounts receivable and accounts payable. This information shall not be required if less $1,000,000 is outstanding under the Committed Revolving Line.

     (c) Within 30 days after the last day of each quarter Borrower will deliver to Bank with the monthly financial statements a Compliance Certificate signed by a Responsible Officer in the form of Exhibit D. A Compliance Certificate shall not be required if Borrower is not utilizing the Committed Revolving Line or the Committed Term Loan.

     (d) Bank has the right to audit Borrower's Accounts at Borrower's expense, but the audits will be conducted no more often than every year unless an Event of Default has occurred and is continuing. Borrower's initial audit must be conducted within 45 days of the execution of this Agreement. Borrower's expense for such audits is limited to $750 per audit.

     6.3  INVENTORY; RETURNS

     Borrower will keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between Borrower and its account debtors will follow Borrower's customary practices as they exist at execution of this Agreement. Borrower must promptly notify Bank of all returns, recoveries, disputes and claims, that involve more than $50,000.

     6.4  TAXES

     Borrower will make, and cause each Subsidiary to make, timely payment of all material federal, state, and local taxes or assessments and will deliver to Bank, on demand, appropriate certificates attesting to the payment.

     6.5  INSURANCE

     Borrower will keep its business and the Collateral insured for risks and in amounts, as Bank requests. Insurance policies will be in a form, with companies, and in amounts that are satisfactory to Bank. All property policies will have a lender's loss payable endorsement showing Bank as an additional loss payee and all liability policies will show Bank as an additional insured and provide that the insurer must give Bank at least 20 days notice before canceling its policy. At Bank's request, Borrower will deliver certified copies of policies and evidence of all premium payments. Proceeds payable under any policy will, at Bank's option, be payable to Bank on account of the Obligations.

     6.6  PRIMARY ACCOUNTS

     Borrower will maintain its primary depository and operating accounts with Bank.

     6.7  FINANCIAL COVENANTS

     Borrower will maintain as of the last day of each quarter:

          (i) ADJUSTED QUICK RATIO. A ratio of Quick Assets to Current Liabilities of at least 1.25 to 1.00.

          (ii) Borrower shall maintain either:

               (a)  DEBT SERVICE COVERAGE of at least 1.40 to 1.00; or

                 (b) LIQUIDITY COVERAGE of at least 1.40 to 1.00.

          (iii) PROFITABILITY. Borrower shall not incur a maximum quarterly "Loss," as defined below, in excess of $2,000,000 for the quarter ending September 30, 1998; in excess of $2,000,000, for the quarter ending December 31, 1998; in excess of $1,000,000 for the quarter ending March 31, 1999; in excess of $750,000 for the quarter ending June 30, 1999; and in excess of $500,000 for the quarter ending September 30, 1999. For purposes of this Section, "Loss" means net income after taxes of less than $0.00, as reported on Borrower's financial statements, and as adjusted to exclude non-recurring charges, fees and expenses associated with mergers and acquisitions (other non-recurring items shall not be excluded).

     6.8  FURTHER ASSURANCES

     Borrower will execute any further instruments and take further action as Bank requests to perfect or continue Bank's security interest in the Collateral or to effect the purposes of this Agreement.

7.   NEGATIVE COVENANTS

     Borrower will not do any of the following:

     7.1  DISPOSITIONS

     Convey, sell, lease, transfer or otherwise dispose of (collectively "Transfer"), or permit any of its subsidiaries to Transfer, all or any part of its business or property, other than Transfers (i) of Inventory in the ordinary course of business; (ii) of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; or (iii) of worn-out or obsolete Equipment.

     7.2  CHANGES IN BUSINESS, OWNERSHIP, MANAGEMENT OR BUSINESS LOCATIONS

     Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower or have a material change in its ownership of greater than 25%. Borrower will not, without at least 30 days prior written notice, relocate its chief executive office. (Prior to the date of this Agreement Borrower provided Bank with satisfactory notice of its intention to relocate its chief executive office in 1999).

     7.3  MERGERS OR ACQUISITIONS

     Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, Subsidiary or with Borrower, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person, unless the following conditions are satisfied:

          (i) Borrower shall be the surviving entity in any merger, consolidation or acquisition;

          (ii) The merger, consolidation or acquisition must be in the same industry as Borrower is currently engaged in, or a related industry;

          (iii) Borrower shall provide Bank with written notice of any such merger, consolidation or acquisition upon execution of a letter of intent documenting the transaction; and

          (iv) Borrower shall remain in compliance with all terms and conditions of this Loan and Security Agreement, including financial covenants, and no Event of Default shall have occurred or be caused by the merger, consolidation or acquisition.

     7.4  INDEBTEDNESS

     Create, incur, assume, or be liable for any indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness. If the additional Indebtedness arises in connection with a transaction pursuant to Section 7.3 above, such additional Indebtedness shall be deemed Permitted Indebtedness provided that the additional Indebtedness has no effect upon the priority or validity of Bank's security interest in the Collateral.

     7.5  ENCUMBRANCE

     Create, incur, or allow any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, or permit any Collateral not to be subject to the first priority security interest granted here.

     7.6  DISTRIBUTIONS; INVESTMENTS

     Pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock.

     7.7  TRANSACTIONS WITH AFFILIATES

     Directly or indirectly enter or permit any material transaction with any Affiliate except transactions that are in the ordinary course of Borrower's business, on terms less favorable to Borrower than would be obtained in an arm's length transaction with a non-affiliated Person.

     7.8  SUBORDINATED DEBT

     Make or permit any payment on any Subordinated Debt, except under the terms of the Subordinated Debt, or amend any provision in any document relating to the Subordinated Debt without Bank's prior written consent.

     7.9  COMPLIANCE

     Become an "investment company" or a company controlled by an "investment company," under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Advance for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could have a material adverse effect on Borrower's business or operations or cause a Material Adverse Change, or permit any of its Subsidiaries to do so.

8.   EVENTS OF DEFAULT

     Any one of the following is an Event of Default:

     8.1  PAYMENT DEFAULT

     If Borrower fails to pay any of the Obligations;

     8.2  COVENANT DEFAULT

     If Borrower does not perform any obligation in Section 6 or violates any covenant in Section 7 or does not perform or observe any other material term, condition or covenant in this Agreement, any Loan Documents, or in any agreement between Borrower and Bank and as to any default under a term, condition or covenant that can be cured, has not cured the default within 10 days after it occurs, or if the default cannot be cured within 10 days or cannot be cured after Borrower's attempts within 10 day period, and the default may be cured within a reasonable time, then Borrower has an additional period (of not more than 30 days) to attempt to cure the default. During the additional time, the failure to cure the default is not an Event of Default (but no Credit Extensions will be made during the cure period);

     8.3  MATERIAL ADVERSE CHANGE

     (i) If there occurs a material impairment in the perfection or priority of Bank's security interest in the Collateral or in the value of such Collateral which is not covered by adequate insurance or (ii) if Bank determines, based upon information available to it and in its reasonable judgment, that there is a reasonable likelihood that Borrower will fail to comply with one or more of the financial covenants in Section 6 during the next succeeding financial reporting period;

     8.4  ATTACHMENT

     If any material portion of Borrower's assets is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in 10 days, or if Borrower is enjoined, restrained, or prevented by court order from conducting a material part of its business or if a judgment or other claim becomes a Lien on a material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed against any of Borrower's assets by any government agency and not paid within 10 days after Borrower receives notice. These are not Events of Default if stayed or if a bond is posted pending contest by Borrower (but no Credit Extensions will be made during the cure period);

     8.5  INSOLVENCY

     If Borrower becomes insolvent or if Borrower begins an Insolvency Proceeding or an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within 30 days (but no Credit Extensions will be made before any Insolvency Proceeding is dismissed);

     8.6  OTHER AGREEMENTS

     If there is a default in any agreement between Borrower and a third party that gives the third Party the right to accelerate any Indebtedness exceeding $100,000 or that could cause a Material Adverse Change;

     8.7  JUDGMENTS

     If a money judgment(s) in the aggregate of at least $50,000 is rendered against Borrower and is unsatisfied and unstayed for 10 days (but no Credit Extensions will be made before the judgment is stayed or satisfied); or

     8.6  MISREPRESENTATIONS

     If Borrower or any Person acting for Borrower makes any material misrepresentation or material misstatement now or later in any warranty or representation in this Agreement or in any writing delivered to Bank or to induce Bank to enter this Agreement or any Loan Document.

9.   BANK'S RIGHTS AND REMEDIES

     9.1  RIGHTS AND REMEDIES

     When an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:

          (a) Declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);

          (b) Stop advancing money or extending credit for Borrower's benefit under this Agreement or under any other agreement between Borrower and Bank;

          (c) Settle or adjust disputes and claims directly with account debtors for amounts, on terms and in any order that Bank considers advisable;

          (d) Make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral. Borrower will assemble the Collateral if Bank requires and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank's rights or remedies;

          (e) Apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount hold by Bank owing to or for the credit or the account of Borrower;

          (f) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral; and

          (g)  Dispose of the Collateral according to the Code.

     9.2  POWER OF ATTORNEY

     Effective only when an Event of Default occurs and continues, Borrower irrevocably appoints Bank as its lawful attorney to: (i) endorse Borrower's name on any checks or other forms of payment or security: (ii) sign Borrower's name on any invoice or bill of lading for any Account or drafts against account debtors, (iii) make, settle, and adjust all claims under Borrower's insurance policies; (iv) settle and adjust disputes and claims about the Accounts directly with account debtors, for amounts and on terms Bank determines reasonable; and (v) transfer the Collateral into the name of Bank or a third party as the Code permits. Bank may exercise the power of attorney to sign Borrower's name on any documents necessary to perfect or continue the perfection of any security interest regardless of whether an Event of Default has occurred. Bank's appointment as Borrower's attorney in fact, and all of Bank's rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Bank's obligation to provide Credit Extensions terminates.

     9.3  ACCOUNTS COLLECTION

     When an Event of Default occurs and continues, Bank may notify any Person owing Borrower money of Bank's security interest in the funds and verify the amount of the Account. Borrower must collect all payments in trust for Bank and, if requested by Bank, immediately deliver the payments to Bank in the form received from the account debtor, with proper endorsements for deposit.

     9.4  BANK EXPENSES

     If Borrower fails to pay any amount or furnish any required proof of payment to third persons Bank may make all or part of the payment or obtain insurance policies required in Section 6.5, and take any action under the policies Bank deems prudent. Any amounts paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then applicable rate and secured by the Collateral. No payments by Bank are deemed an agreement to make similar payments in the future or Bank's waiver of any Event of Default.

     9.5  BANK'S LIABILITY FOR COLLATERAL

     If Bank complies with reasonable banking practices it is not liable for:
(a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral;
(c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other person. Borrower bears all risk of loss, damage or destruction of the Collateral.

     9.6  REMEDIES CUMULATIVE

     Bank's rights and remedies under this Agreement, the Loan Documents, and all other agreements are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank's exercise of one right or remedy is not an election, and Bank's waiver of any Event of Default is not a continuing waiver. Bank's delay is not a waiver, election, or acquiescence. No waiver is effective unless signed by Bank and then is only effective for the specific instance and purpose for which it was given.

     9.7  DEMAND WAIVER

     Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.

10.  NOTICES

     All notices or demands by any party about this Agreement or any other related agreement must be in writing and be personally delivered or sent by an overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by telefacsimile to the addresses set forth at the beginning of this Agreement. A Party may change its notice address by giving the other Party written notice.

11.  CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

     Washington law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in King County, Washington.

BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

12.  GENERAL PROVISIONS

     12.1 SUCCESSORS AND ASSIGNS

     This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights under it without Bank's prior written consent which may be granted or withheld in Bank's discretion. Bank has the right, without the consent of or notice to Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits under this Agreement.

     12.2 INDEMNIFICATION

     If any claim or demand is brought against Bank because of Bank's lending relationship with Borrower, Borrower agrees to reimburse Bank for all reasonable expenses, including attorneys' fees.

     12.3  TIME OF ESSENCE

     Time is of the essence for the performance of all obligations in this Agreement.

     12.4  SEVERABILITY OF PROVISION

     Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

     12.5  AMENDMENTS IN WRITING, INTEGRATION

     All amendments to this Agreement must be in writing and signed by Borrower and Bank. This Agreement represents the entire agreement about this subject matter, and supersedes prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement merge into this Agreement and the Loan Documents.

     12.6  COUNTERPARTS

     This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Agreement.

     12.7  SURVIVAL

     All covenants, representations and warranties made in this Agreement continue in full force while any Obligations remain outstanding. The obligations of Borrower in Section 12.2 to indemnify Bank will survive until all statutes of limitations for actions that may be brought against Bank have run.

     12.8  CONFIDENTIALITY

     In handling any confidential information, Bank will exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made (i) to Bank's subsidiaries or affiliates in connection with their business with Borrower, (ii) to prospective transferees or purchasers of any interest in the Loans, (iii) as required by law, regulation, subpoena, or other order, (iv) as required in connection with Bank's examination or audit and (v) as Bank considers appropriate exercising remedies under this Agreement. Confidential information does not include information that either: (a) is in the public domain or in Bank's possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank; or (b) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

13.  DEFINITIONS

     13.1  DEFINITIONS

     In this Agreement:

     "ACCOUNTS" are all existing and later arising accounts, contract rights, and other obligations owed Borrower in connection with its sale or lease of goods (including licensing software and other technology) or provision of services, all credit insurance, guaranties, other security and all merchandise returned or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

     "ADVANCE" is an Advance or Advances under the Committed Revolving Line.

     "ADVANCE PERIOD" is defined in Section 2.1.2.

     "AFFILIATE" of a Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person's senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person's managers and members.

     "BANK EXPENSES" are all audit fees (except as limited by Section 6.2(d) above) and expenses and reasonable costs or expenses (including reasonable attorneys' fees and expenses) for preparing, negotiating, administering, defending and enforcing the Loan Documents (including appeals or Insolvency Proceedings).

     "BORROWER'S BOOKS" are all Borrower's books and records including ledgers, records regarding Borrower's assets or liabilities, the Collateral, business operations or financial condition and all computer programs or discs or any equipment containing the information.

     "BORROWING BASE" is 80% of Eligible Accounts as determined by Bank from Borrower's most recent Borrowing Base Certificate for all Advances in excess of $1,000,000 in the aggregate. All Advances up to an aggregate amount of $1,000,000 shall not be subject to the margin requirement of the Borrowing Base.

     "BUSINESS DAY" is any day that is not a Saturday, Sunday or a day on which Bank is closed.

     "CLOSING DATE" is the date of this Agreement.

     "CODE" is the Washington Uniform Commercial Code.

     "COLLATERAL" is the property described on Exhibit A.

     "COMMITTED REVOLVING LINE" is an Advance of up to $8,000,000.

     "COMMITTED TERM LOAN" is a Term Loan Advance of up to $3,000.000.

     "CONTINGENT OBLIGATION" is, for any Person, any direct or indirect liability, contingent or not, of that Person for (i) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (ii) any obligations for undrawn letters of credit for the account of that Person; and (iii) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but "Contingent Obligation" does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement.

     "CREDIT EXTENSION" is each Advance, Letter of Credit, Exchange Contract, or any other extension of credit by Bank for Borrower's benefit.

     "CURRENT LIABILITIES" are the aggregate amount of Borrower's Total Liabilities which mature within one (1) year, excluding the current portion of Borrower's deferred revenue.

     "DEBT SERVICE COVERAGE" is defined as net income, plus interest expense, plus depreciation, plus the change in capitalized software for the most recent quarter, annualized (multiplied by four) and divided by the current portion of long term debt plus annualized (multiplied by four) interest expense for the most recent quarter.

     "ELIGIBLE ACCOUNTS" are Accounts in the ordinary course of Borrower's business that meet all Borrower's representations and warranties in Section 5.2; but Bank may change eligibility standards by giving Borrower notice. Unless Bank agrees otherwise in writing, Eligible Accounts will not include:

          (a) Accounts that the account debtor has not paid within 90 days of invoice date, or 120 days if extended terms have been granted to the account debtor;

          (b) Accounts for an account debtor, 50% or more of whose Accounts have not been paid within 90 days of invoice date, or 120 days if extended terms have been granted to the account debtor;

          (c)  Credit balances over 90 days from invoice date;

          (d) Accounts for an account debtor, including Affiliates, whose total obligations to Borrower exceed 25% of all Accounts, for the amounts that exceed that percentage, unless Bank approves in writing;

          (e) Accounts for which the account debtor does not have its principal place of business in the United States, if such accounts exceed 20% of eligible accounts receivable;

          (f) Accounts for which the account debtor is a federal, state or local government entity or any department, agency, or instrumentality;

          (g) Accounts for which Borrower owes the account debtor, but only up to the amount owed (sometimes called "contra" accounts, accounts payable, customer deposits or credit accounts);

          (h) Accounts for demonstration or promotional equipment, or in which goods are consigned, sales guaranteed, sale or return, sale on approval, bill and hold, or other terms if account debtor's payment may be conditional;

          (i) Accounts for which the account debtor is Borrower's Affiliate, officer, employee, or agent;

          (j) Accounts in which the account debtor disputes liability or makes any claim and Bank believes there may be a basis for dispute (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business;

          (k) Accounts for which Bank reasonably determines collection to be doubtful.

     "EQUIPMENT" is all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

     "ERISA" is the Employment Retirement Income Security Act of 1974, and its regulations.

     "GAAP" is generally accepted accounting principles.

     "INDEBTEDNESS" is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

     "INSOLVENCY PROCEEDING" are proceedings by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

     "INVENTORY" is present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or later owned by or in the custody or possession, actual or constructive, of Borrower, including inventory temporarily out of its custody or possession or in transit and including returns on any accounts or other proceeds (including insurance proceeds) from the sale or disposition of any of the foregoing and any documents of title.

     "INVESTMENT" is any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

     "LIEN" is a mortgage, lien, deed of trust charge, pledge, security interest or other encumbrance.

     "LIQUIDITY COVERAGE" is defined as Borrower's unrestricted cash balances, plus 80% of Borrower's eligible accounts receivable (or 60% of Borrower's total accounts receivable if less than $1,000,000 is outstanding under the Committed Revolving Line), less the balance outstanding under the Committed Revolving Line, divided by the principal balance of the Committed Term Loan.

     "LOAN DOCUMENTS" are, collectively, this Agreement, any note, or notes or guaranties executed by Borrower or Guarantor, and any other present or future agreement between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, extended or restated.

     "LOSS" is defined in Section 6.7.

     "MATERIAL ADVERSE CHANGE" is defined in Section 8.3.

     "OBLIGATIONS" are debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, including letters of credit and Exchange Contracts and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank.

     "PERMITTED INDEBTEDNESS" is:

          (a) Borrower's indebtedness to Bank under this Agreement or any other Loan Document;

          (b) Indebtedness existing on the Closing Date and shown on the Schedule;

          (c)  Subordinated Debt;

          (d) Indebtedness to trade creditors incurred in the ordinary course of business; and

          (e)  Indebtedness secured by Permitted Liens.

     "PERMITTED INVESTMENTS" are:

     (a)  Investments shown on the Schedule and existing on the Closing Date;
and

     (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States or its agency or any State maturing within one year from its acquisition, (ii) commercial paper maturing no more than one year after its creation and having the highest rating from either Standard & Poor's Corporation or Moody's Investors Service, Inc., and (iii) Bank's certificates of deposit issued maturing no more than one year after issue.

     "PERMITTED LIENS" are:

          (a) Liens existing on the Closing Date and shown on the Schedule or arising under this Agreement or other Loan Documents;

          (b) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books, if they have no priority over any of Bank's security interests;

          (c) Purchase money Liens (i) on Equipment acquired or held by Borrower or its Subsidiaries incurred for financing the acquisition of the Equipment, or (ii) existing on equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the equipment;

          (d) Leases or subleases and licenses or sublicenses granted in the ordinary course of Borrower's business and any interest or title of a lessor, licensor or under any lease or license, if the leases, subleases, licenses and sublicenses permit granting Bank a security interest;

          (e) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase.

     "PERSON" is any individual, sole proprietorship, partnership, limited liability company, joint venture, company association, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

     "PRIME RATE" is Bank's most recently announced "prime rate," even if it is not Bank's lowest rate.

     "QUICK ASSETS" is, on any date, Borrower's consolidated, unrestricted cash, cash equivalents, net billed accounts receivable and investments with maturities of fewer than 12 months determined according to GAAP.

     "RESPONSIBLE OFFICER" is each of the Chief Executive Officer, the President, the Chief Financial Officer and the Controller of Borrower.

     "REVOLVING MATURITY DATE" is June 1, 2000.

     "SCHEDULE" is any attached schedule of exceptions.

     "SUBORDINATED DEBT" is debt incurred by Borrower subordinated to Borrower's debt to Bank (and identified as subordinated by Borrower and Bank).

     "SUBSIDIARY" is for any Person, or any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the Person or one of more Affiliates of the Person.

     "TERM LOAN ADVANCE" is an advance or advances under the Committed Term
Loan.

     "TERM LOAN BORROWING BASE," for each advance under the Committed Term Line, 100% of invoice amounts for equipment purchased by Borrower after June 1, 1998. However, non-standard equipment, including charges for taxes, shipping and installation, shall be limited to 35% of the amount outstanding under the Committed Term Loan.

     "TERM LOAN MATURITY DATE" is defined in Section 2.1.2.

BORROWER:                                              BANK:

ONYX SOFTWARE CORPORATION                              SILICON VALLEY BANK

By: /s/ SARWAT RAMADAN      9-3-98       By: /s/  GERI B. HAUSER
   -------------------------------          ----------------------------------
Title:   C.F.O                           Title:   AVP
      ----------------------------             -------------------------------

                                   EXHIBIT A


     The Collateral consists of all of Borrower's right, title and interest in and to the following:

     All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower;

     All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located; and

     All Borrower's Books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

                                   EXHIBIT B

                  LOAN PAYMENT/ADVANCE TELEPHONE REQUEST FORM

             DEADLINE FOR SAME DAY PROCESSING IS 3:00 P.M., P.S.T.

TO: CENTRAL CLIENT SERVICE DIVISION                       DATE:______________

FAX#: (408) 496-2426                                      TIME:______________
--------------------------------------------------------------------------------
FROM: ONYX Software Corporation
      -----------------------------------------------------------------------
                            CLIENT NAME (BORROWER)

REQUESTED BY:________________________________________________________________
                            AUTHORIZED SIGNER'S NAME

AUTHORIZED SIGNATURE:________________________________________________________

PHONE NUMBER:________________________________________________________________

FROM ACCOUNT #_____________________        TO ACCOUNT #______________________

REQUESTED TRANSACTION TYPE             REQUESTED DOLLAR AMOUNT
--------------------------             -----------------------
PRINCIPAL INCREASE (ADVANCE)                $________________________________
PRINCIPAL PAYMENT (ONLY)                    $________________________________
INTEREST PAYMENT (ONLY)                     $________________________________
PRINCIPAL AND INTEREST (PAYMENT)            $________________________________

OTHER INSTRUCTIONS:__________________________________________________________

_____________________________________________________________________________

All Borrower's representations and warranties in the Loan and Security Agreement are true, correct and complete in all material respects on the date of the telephone request for and Advance confirmed by this Borrowing Certificate; but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of that date.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 BANK USE ONLY

TELEPHONE REQUEST:
-----------------

The following person is authorized to request the loan payment transfer/loan advance on the advance designated account and is known to me.


___________________________                    _____________________________
Authorized Requester                                      Phone #


___________________________                    _____________________________
Received By (Bank)                                        Phone #

--------------------------------------------------------------------------------

                      __________________________________
                          Authorized Signature (Bank)

--------------------------------------------------------------------------------

                                   EXHIBIT C

                           BORROWING BASE CERTIFICATE

                           BORROWING BASE CERTIFICATE
------------------------------------------------------------------------------

Borrower: ONYX Software Corporation           Lender: Silicon Valley Bank
          330 120th Avenue NE                         3003 Tasman Drive
          Bellevue, WA 98005                          Santa Clara, CA 95054

Commitment Amount:  $8,000.000

------------------------------------------------------------------------------

ACCOUNTS RECEIVABLE
1.   Accounts Receivable Book Value as of ________                     $________
2.   Additions (please explain on reverse).                            $________
3.   TOTAL ACCOUNTS RECEIVABLE                                         $________

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
4.   Amounts over 90/120 days from invoice date*       $_____________
5.   Balance if over 50% of total owing from account
     debtor is over 90/120 days from invoice date*     $_____________
6.   Credit balances                                   $_____________
7.   Concentration Limits                              $_____________
8.   Governmental Accounts                             $_____________
9.   Contra Accounts                                   $_____________
10.  Promotion or Demo Accounts                        $_____________
11.  Intercompany/Employee Accounts                    $_____________
12.  Other (please explain on reverse)                 $_____________
13.  TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS                              $________
14.  Eligible Accounts (#3 minus #13)                                  $________
15.  Deduction for amount by which
     accounts over 90 days
     from invoice date and less than 120
     days from invoice
     date exceed 20% of Eligible Accounts                              $________
16.  Foreign Accounts*                                                 $________
17.  Net Eligible Accounts (#14 minus #15 and #16)                     $________
18.  LOAN VALUE OF ACCOUNTS (80% of #17)                               $________

BALANCES
19.  Maximum Loan Amount                               $8,000,000
20.  Total Funds Available [Lesser of #19 or #18]*                     $________
21.  Present balance owing on Line of Credit           $_____________
22.  Outstanding under Sublimits (LC)                  $_____________
23.  RESERVE POSITION (#20 minus #21 and #22)                          $________

The undersigned represents and warrants that this is true, complete and correct, and that the information in this Borrowing Base Certificate complies with the representations and warranties in the Loan and Security Agreement between the undersigned and Silicon Valley Bank.

COMMENTS:*
4. If extended terms are offered, then amounts over 120 days from invoice date shall be deducted.
5. If extended terms are offered, balance is ineligible if over 50% of accounts owing from account debtor is over 120 days from invoice date.
16. Deduction for amount by which foreign accounts exceed 20% of Eligible Accounts.

                                   BANK USE ONLY
                                   Rec'd by: __________________________________
                                             Authorized Signer
                                   Date:  _____________________________________

                                   Verified: __________________________________
                                             Authorized Signer
                                   Date:  _____________________________________
                                          _____________________________________

20. Advances up to $1,000,000 in the aggregate may be made without regard to the Loan Value of Accounts (Line 18); Advances may not exceed, in the aggregate, 25% of Line 17 until the initial accounts receivable examination has been completed.

ONYX SOFTWARE CORPORATION


By:_______________________________
   Authorized Signer

                                   EXHIBIT D

                             COMPLIANCE CERTIFICATE

                             COMPLIANCE CERTIFICATE


TO: SILICON VALLEY BANK
    3003 Tasman Drive
    Santa Clara, CA 95054

FROM:    ONYX SOFTWARE CORPORATION
         330 120th Avenue NE
         Bellevue, WA 98005

    The undersigned authorized officer of ONYX Software Corporation certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending ______________________ with all required covenants except as noted below and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date. Attached are the required documents supporting the certification. The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles
(GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

 PLEASE INDICATE COMPLIANCE STATUS BY CIRCLING YES/NO UNDER "COMPLIES" COLUMN.

     REPORTING COVENANTS               REQUIRED                       COMPLIES
     -------------------               --------                       --------
     Monthly financial statements      Monthly within 30 days          Yes  No
     +Comp. Cert/1/
     Annual (Audited)                  FYE within 90 days              Yes  No
     A/R & A/P Agings/2/               Monthly within 20 days          Yes  No
     A/R Audit/3/                      Initial and Annual              Yes  No
     Borrowing Base Certificate/4/     Monthly within 20 days          Yes  No

______________________
  /1/ Only required when borrowing.
  /2/ Only required when more than $1,000,000 is outstanding under the Committed Revolving Line.
  /3/ Initial A/R audit must be completed within 45 days of closing of the loan. /4/ Borrower shall be deemed in compliance if either the Liquidity Coverage
Ratio or Debt Service Coverage Ratio Covenants are met (see Loan Agreement).


          FINANCIAL COVENANTS                         REQUIRED                         ACTUAL          COMPLIES
          -------------------                         --------                         ------          --------
          Maintain on a Quarterly Basis.
          ---------------------------------------------------------------------------------------------------------
          Profitability:                           Quarterly "Loss" not to exceed:      $_________       Yes  No
                                                       $2,000,000 for 9/30/98;
                                                       $2,000,000 for 12/31/98;
                                                       $1,000,000 for 3/31/99;
                                                       $750,000 for 6/30/99; and
                                                       $500,000 for 9/30/99
          ---------------------------------------------------------------------------------------------------------
          Adjusted Quick Ratio:                              1.25:1.00                         :1.00     Yes  No
          ---------------------------------------------------------------------------------------------------------
          Liquidity Coverage Ratio/4/:                       1.40:1.00                         :1.00     Yes  No
          ---------------------------------------------------------------------------------------------------------
          Debt Service Coverage Ratio/4/:                    1.40:1.00                         :1.00     Yes  No
          ---------------------------------------------------------------------------------------------------------

                                                        ----------------------------------------------
COMMENTS REGARDING EXCEPTIONS:  See Attached                            BANK USE ONLY
                                                          Received by:______________________________
                                                                           AUTHORIZED SIGNER
Sincerely,
                                                          Date:_____________________________________
ONYX SOFTWARE CORPORATION
                                                          Verified:_________________________________
                                                                           AUTHORIZED SIGNER

__________________________________________________        Date:_____________________________________
Signature
                                                          Compliance Status:         Yes    No
__________________________________________________      ----------------------------------------------
Title

__________________________________________________
Date

                         LIBOR SUPPLEMENT TO AGREEMENT

     This LIBOR Supplement to Agreement (the "Supplement") is a supplement to the Loan and Security Agreement (the "Loan Agreement") between Silicon Valley Bank ("Bank") and ONYX Software Corporation, a Washington corporation ("Borrower"), and forms a part of and is incorporated into the Loan Agreement.

     1.  Definitions.
         -----------

     "Business Day" means a day of the year (a) that is not a Saturday, Sunday or other day on which banks in the State of California or the City of London are authorized or required to close and (b) on which dealings are carried on in the interbank market in which Bank customarily participates.

     "Interest Period" means for each LIBOR Rate Loan, a period of approximately one, two or three months as the Borrower may elect, provided that the last day
                                                    --------
of an Interest Period for a LIBOR Rate Loan shall be determined in accordance with the practices of the LIBOR interbank market as from time to time in effect, provided, further, in all cases such period shall expire not later than the
--------  -------
applicable Maturity Date.

     "Interest Rate" shall mean as to: (a) Prime Rate Loans, a rate equal to the Prime Rate; and (b) LIBOR Rate Loans, a rate of 2.00% per annum in excess of the LIBOR Rate (based on the LIBOR Rate applicable for the Interest Period selected by the Borrower).

     "LIBOR Base Rate" means, for any Interest Period for a LIBOR Rate Loan, the rate of interest per annum determined by Bank to be the per annum rate of interest as which deposits in United States Dollars are offered to Bank in the London interbank market in which Bank customarily participates at 11:00 A.M. (local time in such interbank market) TWO (2) BUSINESS DAYS before the first day of such Interest Period for a period approximately equal to such Interest Period and in an amount approximately equal to the amount of such Loan.

     "LIBOR Rate" shall mean, for any Interest Period for a LIBOR Rate Loan, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) equal to (i) the LIBOR Base Rate for such Interest Period divided by (ii) 1 minus the Reserve Requirement for such Interest Period.

     "LIBOR Rate Loans" means any Loans made or a portion thereof on which interest is payable based on the LIBOR Rate in accordance with the terms hereof.

     "Prime Rate" means the variable rate of interest per annum, most recently announced by Bank as its "prime rate," whether or not such announced rate is the lowest rate available from Bank. The interest rate applicable to the Prime Rate Loans shall change on each date there is a change in the Prime Rate.

     "Prime Rate Loans" means any Loans made or a portion thereof on which interest is payable based on the Prime Rate in accordance with the terms hereof.

     "Regulatory Change" means, with respect to Bank, any change on or after the date of this Loan Agreement in United States federal, state or foreign laws or regulations, including Regulation D, or the adoption or making on or after such date of any interpretations, directives or requests applying to a class of lenders including Bank of or under any United States federal or state, or any foreign, laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

     "Reserve Requirement" means, for any Interest Period, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D against "Eurocurrency liabilities" (as such term is used in Regulation D) by member banks of the Federal Reserve System. Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by Bank by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which the LIBOR Rate is to be determined as provided in the definition of "LIBOR Base Rate" or (ii) any category of extensions of credit or other assets which include Loans.

     2.  Requests for Loans; Confirmation of Initial Loans.  Each LIBOR Rate
         -------------------------------------------------
Loan shall be made upon the irrevocable written request of Borrower RECEIVED BY BANK NOT LATER THAN 11:00 A.M. (SANTA CLARA, CALIFORNIA TIME) ON THE BUSINESS DAY THREE (3) BUSINESS DAYS PRIOR TO THE DATE SUCH LOAN IS TO BE MADE. Each such notice shall specify the date such Loan is to be made, which day shall be a Business Day; the amount of such Loan, the Interest Period for such Loan, and comply with such other requirements as Bank determines are reasonable or desirable in connection therewith.

     Each written request for a LIBOR Rate Loan shall be in the form of a LIBOR Rate Loan Borrowing Certificate as set forth on Exhibit A, which shall be duly executed by the Borrower.

     EACH PRIME RATE LOAN SHALL BE MADE UPON THE IRREVOCABLE WRITTEN REQUEST OF BORROWER RECEIVED BY BANK NOT LATER THEN 11:00 A.M. (SANTA CLARA, CALIFORNIA

TIME) ON THE BUSINESS DAY ONE (1) BUSINESS DAY PRIOR TO THE DATE SUCH LOAN IS TO BE MADE. Each such notice shall specify the date such Loan is to be made, which day shall be a Business Day and the amount of such Loan, and comply with such other requirements as Bank determines are reasonable or desirable in connection therewith.

     3.  Conversion/Continuation of Loans.
         --------------------------------

         (a) Borrower may from time to time submit in writing a request that Prime Rate Loans be converted to LIBOR Rate Loans or that any existing LIBOR Rate Loans continue for an additional Interest Period. Such request shall specify the amount of the Prime Rate Loans which will constitute LIBOR Rate Loans (subject to the limits set forth below) and the Interest Period to be applicable to such LIBOR Rate Loans. Each written request for a conversion to a LIBOR Rate Loan or a continuation of a LIBOR Rate Loan shall be substantially in the form of a LIBOR Rate Conversion/Continuation Certificate as set forth on Exhibit B, which shall be duly executed by the Borrower. Subject to the terms and conditions contained herein THREE (3) BUSINESS DAYS AFTER BANK'S RECEIPT OF SUCH A REQUEST FROM BORROWER, such Prime Rate Loans shall be converted to LIBOR Rate Loans or such LIBOR Rate Loans shall continue, as the case may be provided that:

              (i) no Event of Default or event which with notice or passage of time or both would constitute an Event of Default exists;

              (ii) no party hereto shall have sent any notice of termination of this Supplement or of the Loan Agreement.

              (iii) Borrower shall have complied with such customary procedures as Bank has established from time to time for Borrower's requests for LIBOR Rate Loans;

              (iv) the amount of a LIBOR Rate Loan shall be $500,000 or such greater amount which is an integral multiple of $50,000; and

              (v) Bank shall have determined that the Interest Period or LIBOR Rate is available to Bank which can be readily determined as of the date of the request for such LIBOR Rate Loan.

     Any request by Borrower to convert Prime Rate Loans to LIBOR Rate Loans or continue any existing LIBOR Rate Loans shall be irrevocable. Notwithstanding anything to the contrary contained herein, Bank shall not be required to purchase United States Dollar deposits in the London interbank market or other applicable LIBOR Rate market to fund any LIBOR Rate Loans, but the provisions hereof shall be deemed to apply as if Bank had purchased such deposits to fund the LIBOR Rate Loans.

          (b) Any LIBOR Rate Loans shall automatically convert to Prime Rate Loans upon the last day of the applicable Interest Period, UNLESS BANK HAS RECEIVED AND APPROVED A COMPLETE AND PROPER REQUEST TO CONTINUE SUCH LIBOR RATE LOAN AT LEAST THREE (3) BUSINESS DAYS PRIOR TO SUCH LAST DAY in accordance with the terms hereof. Any LIBOR Rate Loans shall, at Bank's option, convert to Prime Rate Loans in the event that (i) an Event of Default, or event which with the notice or passage of time or both would constitute an Event of Default, shall exist, (ii) this Supplement or the Loan Agreement shall terminate, or (iii) the aggregate principal amount of the Prime Rate Loans which have previously been converted to LIBOR Rate Loans, or the aggregate principal amount of existing LIBOR Rate Loans continued, as the case may be, at the beginning of an Interest Period shall at any time during such Interest Period exceeds the Borrower's availability under the Committed Revolving Line. Borrower agrees to pay to Bank, upon demand by Bank (or Bank may, at its option, charge Borrower's loan account) any amounts required to compensate Bank for any loss (including loss of anticipated profits), cost or expense incurred by such person, as a result of the conversion of LIBOR Rate Loans to Prime Rate Loans pursuant to any of the foregoing.

          (c) On all Loans, Interest shall be payable by Borrower to Bank monthly in arrears not later than the first (1st) day of each calendar month at the applicable Interest Rate.

     4.   Additional Requirements/Provisions Regarding LIBOR Rate Loans; Etc.
          ------------------------------------------------------------------

          (a) IF FOR ANY REASON (INCLUDING VOLUNTARY OR MANDATORY PREPAYMENT OR ACCELERATION), BANK RECEIVES ALL OR PART OF THE PRINCIPAL AMOUNT OF A LIBOR RATE LOAN PRIOR TO THE LAST DAY OF THE INTEREST PERIOD FOR SUCH LOAN, BORROWER SHALL IMMEDIATELY NOTIFY BORROWER'S ACCOUNT OFFICER AT BANK AND, ON DEMAND BY BANK, PAY BANK THE AMOUNT (if any) by which (i) the additional interest which would have been payable on the amount so received had it not been received until the last day of such Interest Period exceeds (ii) the interest which would have been recoverable by Bank by placing the amount so received on deposit in the certificate of deposit markets or the offshore currency interbank markets or United States Treasury investment products, as the case may be, for a period starting on the date on which it was so received and ending on the last day of such Interest Period at the interest rate determined by Bank in its reasonable discretion. Bank's determination as to such amount shall be conclusive absent manifest error.

          (b) Borrower shall pay to Bank, upon demand by Bank, from time to time such amounts as Bank may determine to be necessary to compensate it for any costs incurred by Bank that Bank determines are attributable to its making or maintaining of any amount receivable by Bank hereunder in respect of any Loans relating thereto (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), in each case resulting from any Regulatory Change which:

              (i) changes the basis of taxation of any amounts payable to Bank under this Supplement in respect of any Loans (other than changes which affect taxes measured by or imposed on the overall net income of Bank by the jurisdiction in which such Bank has its principal office); or

              (ii) imposes or modifies any reserve, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of Bank (including any Loans or any deposits referred to in the definition of "LIBOR Base Rate"); or

              (iii) imposes any other condition affecting this Supplement (or any of such extensions of credit or liabilities).

Bank will notify Borrower of any event occurring after the date of the Loan Agreement which will entitle Bank to compensation pursuant to this section as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. Bank will furnish Borrower with a statement setting forth the basis and amount of each request by Bank for compensation under this
Section 4. Determinations and allocations by Bank for purposes of this Section 4 of the effect of any Regulatory Change on its costs of maintaining its obligations to make Loans or of making or maintaining Loans or on amounts receivable by it in respect of Loans, and of the additional amounts required to compensate Bank in respect of any Additional Costs, shall be conclusive absent manifest error.

          (c) Borrower shall pay to Bank, upon the request of Bank, such amount or amounts as shall be sufficient (in the sole good faith opinion of such Bank) to compensate it for any loss, costs or expense incurred by it as a result of any failure by Borrower to borrow a Loan on the date for such borrowing specified in the relevant notice of borrowing hereunder.

          (d) If Bank shall determine that the adoption or implementation of any applicable law, rule, regulation or treaty regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Bank (or its applicable lending office) with any respect or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of Bank or any person or entity controlling Bank (a "Parent") as a consequence of its obligations hereunder to a level below that which Bank (or its Parent) could have achieved but for such adoption, change or compliance (taking into consideration its policies with respect to capital adequacy) by an amount deemed by Bank to be material, then from time to time, within 15 days after demand by Bank, Borrower shall pay to Bank such additional amount or amounts as will compensate Bank for such reduction. A statement of Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive absent manifest error.

          (e) If at any time Bank, in its sole and absolute discretion, determines that: (i) the amount of the LIBOR Rate Loans for periods equal to the corresponding Interest Periods are not available to Bank in the offshore currency interbank markets, or (ii) the LIBOR Rate does not accurately reflect the cost to Bank of lending the LIBOR Rate Loan, then Bank shall promptly give notice thereof to Borrower, and upon the giving of such notice Bank's obligation to make the LIBOR Rate Loans shall terminate, unless Bank and the Borrower agree in writing to a different interest rate Loans shall terminate, unless Bank and the Borrower agree in writing to a different interest rate applicable to LIBOR Rate Loans. If it shall become unlawful for Bank to continue to fund or maintain any Loans, or to perform its obligations hereunder, upon demand by Bank, Borrower shall prepay the Loans in full with accrued interest thereon and all other amounts payable by Borrower hereunder (including, without limitation, any amount payable in connection with such prepayment pursuant to Section 4(a)).

                                   EXHIBIT A

                     LIBOR RATE LOAN BORROWING CERTIFICATE

     The undersigned hereby certifies as follows:

     I, __________________, am the duly elected and acting ______________ of
_______________ ("Borrower").

     This certificate is delivered pursuant to Section 2 of that certain LIBOR Supplement to Agreement together with the Loan and Security Agreement by and between Borrower and Silicon Valley Bank ("Bank") (the "Loan Agreement"). The terms used in this Borrowing Certificate which are defined in the Loan Agreement have the same meaning herein as ascribed to them therein.

     Borrower hereby requests on __________, 19__ a LIBOR Rate Loan (the "Loan") as follows:

          (a) The date on which the Loan is to be made is _______, 19__.

          (b) The amount of the Loan is to be _____________ ($_________), for an Interest Period of ________ month(s).

     All representations and warranties of Borrower stated in the Loan Agreement are true, correct and complete in all material respects as of the date of this request for a loan; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.

     IN WITNESS WHEREOF, this Borrowing Base Certificate is executed by the undersigned as of this _________ day of ___________, 19__.


                                       _________________________________________


                                       By: _____________________________________

                                       Title: __________________________________

FOR INTERNAL BANK USE ONLY
--------------------------------------------------------------------------------
 LIBOR Pricing Date      LIBOR Rate      LIBOR Rate Variance      Maturity Date
--------------------------------------------------------------------------------
                                                   %
--------------------------------------------------------------------------------

                                   EXHIBIT B

                LIBOR RATE CONVERSION/CONTINUATION CERTIFICATE

     The undersigned hereby certifies as follows:

     I, ___________, am the duly elected and acting _____________ of _______________ ("Borrower").

     This certificate is delivered pursuant to Section 2 of that certain LIBOR Supplement to Agreement together with the Loan and Security Agreement by and between Borrower and Silicon Valley Bank ("Bank") (the "Loan Agreement"). The terms used in this LIBOR Rate Conversion/Continuation Certificate which are defined in the Loan Agreement have the same meaning herein as ascribed to them therein.

     Borrower hereby requests on ____________, 19__ a LIBOR Rate Loan (the "Loan") as follows:

          (a) ___(i)  A rate conversion of an existing Prime Rate Loan from a
                      Prime Rate Loan to a LIBOR Rate Loan; or

            ____(ii) A continuation of an existing LIBOR Rate Loan as a LIBOR Rate Loan;

          [Check (i) or (ii) above]

          (b)   The date on which the Loan is to be made is ______, 19__.

          (c) The amount of the Loan is to be _________($__________), for an Interest Period of _________ month(s).

     All representations and warranties of Borrower stated in the Loan Agreement are true, correct and complete in all material respects as of the date of this request for a loan, provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.

     IN WITNESS WHEREOF, this LIBOR Rate Conversion/Continuation Certificate is executed by the undersigned as of this _____ day of _________, 19__.


                                       _________________________________________


                                       By: _____________________________________

                                       Title: __________________________________

FOR INTERNAL BANK USE ONLY
--------------------------------------------------------------------------------
 LIBOR Pricing Date      LIBOR Rate      LIBOR Rate Variance      Maturity Date
--------------------------------------------------------------------------------
                                                   %
--------------------------------------------------------------------------------

                        CORPORATE BORROWING RESOLUTION

BORROWER:      ONYX SOFTWARE CORPORATION     BANK:  SILICON VALLEY BANK
               330 - 120TH AVENUE N.E.              11000 S.W. STRATUS, STE. 170
               BELLEVUE, WA  98005                  BEAVERTON, OR  97008-7113


     I, THE UNDERSIGNED SECRETARY OR ASSISTANT SECRETARY OF ONYX SOFTWARE CORPORATION ("BORROWER"), HEREBY CERTIFY that Borrower is a corporation duly organized and existing under and by virtue of the laws of the State of Washington.

     I FURTHER CERTIFY that at a meeting of the Directors of Borrower (or by other duly authorized corporate action in lieu of a meeting), duly called and held, at which a quorum was present and voting, the following resolutions were adopted.

     BE IT RESOLVED, that ANY ONE (1) of the following named officers, employees, or agents of Borrower, whose actual signatures are shown below:


       NAMES                     POSITIONS                   ACTUAL SIGNATURES
       -----                     ---------                   -----------------
SARWAT H. RAMADAN         C.F.O.                       SARWAT RAMADAN
-----------------         -----------------------      -----------------------
-----------------         -----------------------      -----------------------
-----------------         -----------------------      -----------------------
-----------------         -----------------------      -----------------------


acting for and on behalf of Borrower and as its act and deed be, and they hereby are, authorized and empowered:

          BORROW MONEY. To borrow from time to time from Silicon Valley Bank ("Bank"), on such terms as may be agreed upon between the officers of Borrower and Bank, such sum or sums of money as in their judgment should be borrowed.

          EXECUTE LOAN DOCUMENTS. To execute and deliver to Bank the loan documents of Borrower, on Bank's forms, at such rates of interest and on such terms as may be agreed upon, evidencing the sums of money so borrowed or any indebtedness of Borrower to Bank, and also to execute and deliver to Bank one or more renewals, extensions, modifications, refinancings, consolidations, or substitutions for one or more of the loan documents, or any portion of the loan documents.

          GRANT SECURITY. To grant a security interest to Bank in any of Borrower's assets, which security interest shall secure all of Borrower's obligations to Bank.

          NEGOTIATE ITEMS. To draw, endorse, and discount with Bank all drafts, trade acceptances, promissory notes, or other evidences of indebtedness payable to or belonging to Borrower or in which Borrower may have an interest, and either to receive cash for the same or to cause such proceeds to be credited to the account of Borrower with Bank, or to cause such other disposition of the proceeds derived therefrom as they may deem advisable.

          LETTERS OF CREDIT. To execute letter of credit applications and other related documents pertaining to Bank's issuance of letters of credit.

          FOREIGN EXCHANGE CONTRACTS. To execute and deliver foreign exchange contracts, either spot or forward, from time to time, in such amount as, in the judgment of the officer or officers herein authorized.

          ISSUE WARRANTS. To issue warrants to purchase Borrower's capital stock, for such class, series and number, and on such terms, as an officer of Borrower shall deem appropriate.

          FURTHER ACTS. In the case of lines of credit, to designate additional or alternate individuals as being authorized to request advances thereunder, and in all cases, to do and perform such other acts and things, to pay any and all fees and costs, and to execute and deliver such other documents and agreements, including agreements waiving the right to a trial by jury, as they may in their discretion deem reasonably necessary or proper in order to carry into effect the provisions of these Resolutions.

BE IT FURTHER RESOLVED, that any and all acts authorized pursuant to these Resolutions and performed prior to the passage of these resolutions are hereby ratified and approved, that these Resolutions shall remain in full force and effect and Bank may rely on these Resolutions until written notice of their revocation shall have been delivered to and received by Bank. Any such notice shall not affect any of Borrower's agreements or commitments in effect at the time notice is given.

I FURTHER CERTIFY that the persons named above are principal officers of the Corporation and occupy the positions set opposite their respective names; that the foregoing Resolutions now stand of record on the books of the Corporation; and that they are in full force and effect and have not been modified or revoked in any manner whatsoever.

IN WITNESS WHEREOF, I have hereunto set my hand on ______________, and attest that the signatures set opposite the names listed above are their genuine signatures.

CERTIFIED TO AND ATTESTED BY:

X ________________________________________
  *Secretary or Assistant Secretary

X ________________________________________


*NOTE: In case the Secretary or other certifying officer is designated by the foregoing resolutions as one of the signing officers, this resolution should also be signed by a second Officer or Director of Borrower.

                        CORPORATE BORROWING RESOLUTION

BORROWER:      ONYX SOFTWARE CORPORATION     BANK:  SILICON VALLEY BANK
               330 - 120TH AVENUE N.E.              11000 S.W. STRATUS, STE. 170
               BELLEVUE, WA 98005                   BEAVERTON, OR  97008-7113


     I, THE UNDERSIGNED SECRETARY OR ASSISTANT SECRETARY OF ONYX SOFTWARE CORPORATION ("BORROWER"), HEREBY CERTIFY that Borrower is a corporation duly organized and existing under and by virtue of the laws of the State of Washington.

     I FURTHER CERTIFY that at a meeting of the Directors of Borrower (or by other duly authorized corporate action in lieu of a meeting), duly called and held, at which a quorum was present and voting, the following resolutions were adopted.

     BE IT RESOLVED, that ANY ONE (1) of the following named officers, employees, or agents of Borrower, whose actual signatures are shown below:

       NAMES                    POSITIONS               ACTUAL SIGNATURES
       -----                    ---------               -----------------
SARWAT H. RAMADAN             C.F.O.                   SARWAT RAMADAN
-----------------             --------------           --------------
Amy E. Kelleran               Controller               AMY KELLERAN
-----------------             --------------           --------------
Brent R. Frei                 CEO                      BRENT FREI
-----------------             --------------           --------------

-----------------             --------------           --------------

acting for and on behalf of Borrower and as its act and deed be, and they hereby are, authorized and empowered:

          BORROW MONEY. To borrow from time to time from Silicon Valley Bank ("Bank"), on such terms as may be agreed upon between the officers of Borrower and Bank, such sum or sums of money as in their judgment should be borrowed.

          EXECUTE LOAN DOCUMENTS. To execute and deliver to Bank the loan documents of Borrower, on Bank's forms, at such rates of interest and on such terms as may be agreed upon, evidencing the sums of money so borrowed or any indebtedness of Borrower to Bank, and also to execute and deliver to Bank one or more renewals, extensions, modifications, refinancings, consolidations, or substitutions for one or more of the loan documents, or any portion of the loan documents.

          GRANT SECURITY. To grant a security interest to Bank in any of Borrower's assets, which security interest shall secure all of Borrower's obligations to Bank.

          NEGOTIATE ITEMS. To draw, endorse, and discount with Bank all drafts, trade acceptances, promissory notes, or other evidences of indebtedness payable to or belonging to Borrower or in which Borrower may have an interest, and either to receive cash for the same or to cause such proceeds to be credited to the account of Borrower with Bank, or to cause such other disposition of the proceeds derived therefrom as they may deem advisable.

          LETTERS OF CREDIT. To execute letter of credit applications and other related documents pertaining to Bank's issuance of letters of credit.

          FOREIGN EXCHANGE CONTRACTS. To execute and deliver foreign exchange contracts, either spot or forward, from time to time, in such amount as, in the judgment of the officer or officers herein authorized.

          ISSUE WARRANTS. To issue warrants to purchase Borrower's capital stock, for such class, series and number, and on such terms, as an officer of Borrower shall deem appropriate.

          FURTHER ACTS. In the case of lines of credit, to designate additional or alternate individuals as being authorized to request advances thereunder, and in all cases, to do and perform such other acts and things, to pay any and all fees and costs, and to execute and deliver such other documents and agreements, including agreements waiving the right to a trial by jury, as they may in their discretion deem reasonably necessary or proper in order to carry into effect the provisions of these Resolutions.

BE IT FURTHER RESOLVED, that any and all acts authorized pursuant to these Resolutions and performed prior to the passage of these resolutions are hereby ratified and approved, that these Resolutions shall remain in full force and effect and Bank may rely on these Resolutions until written notice of their revocation shall have been delivered to and received by Bank. Any such notice shall not affect any of Borrower's agreements or commitments in effect at the time notice is given.

I FURTHER CERTIFY that the persons named above are principal officers of the Corporation and occupy the positions set opposite their respective names; that the foregoing Resolutions now stand of record on the books of the Corporation; and that they are in full force and effect and have not been modified or revoked in any manner whatsoever.

IN WITNESS WHEREOF, I have hereunto set my hand on ______________, and attest that the signatures set opposite the names listed above are their genuine signatures.

CERTIFIED TO AND ATTESTED BY:

X    BRENT FREI
 ---------------------------------------
 *Secretary or Assistant Secretary

X_______________________________________


*NOTE: In case the Secretary or other certifying officer is designated by the foregoing resolutions as one of the signing officers, this resolution should also be signed by a second Officer or Director of Borrower.

                                     -17-